UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 2022

INTERLINK ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37659	77-0056625
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1 Jenner, Suite 200
Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(805) 484-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LINK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to the description of the Purchase Agreement under Item 2.01 of this Current Report on Form 8-K (this “Report”), which description is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 16, 2022, Interlink Electronics, Inc., a Nevada corporation (“Interlink” or the “Company”), acquired all of the assets of SPEC Sensors, LLC, a Delaware limited liability company (“SPEC”), and KWJ Engineering, Inc., a California corporation (“KWJ”) (collectively, “SPEC/KWJ”), two industry-leading designers and manufacturers of gas, air and environmental quality sensors, pursuant to an Asset Purchase Agreement, dated as of December 16, 2022 (the “Purchase Agreement”), by and among the Company, SPEC/KWJ and the equity holders of SPEC and KWJ (the “Transaction”). The Purchase Agreement contains customary representations, warranties and covenants, including non-competition covenants.

Under the terms of the Purchase Agreement, the purchase price for both companies’ assets is $2,269,000, of which $1,519,000 was paid at closing, $375,000 was paid into escrow subject to a 90-day purchase price adjustment process, and $375,000 was paid into escrow to be available to satisfy claims, if any, made by the Company for breaches of representations and warranties by SPEC/KWJ. The purchase price is subject to adjustment based on the extent if any to which the combined companies’ net working capital at closing is more or less than $1,350,000.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties, and covenants made by the parties in the Purchase Agreement: (a) were made solely for the benefit of the parties to the Purchase Agreement; (b) are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules; (c) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing matters as facts; and (d) are subject to the standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on any representations, warranties, or covenants contained in the Purchase Agreement, or any descriptions thereof, as characterizations of the actual state of facts or conditions of Interlink, SPEC/KWJ, the members of SPEC, the shareholders of KWJ, or any of their respective subsidiaries or affiliates. Information concerning the subject matter of any such representations, warranties, and covenants may change after the date of the Purchase Agreement. Accordingly, investors should read the representations and warranties in the Purchase Agreement not in isolation, but only in conjunction with the other information about the Company that it includes in reports, statements, and other filings it makes with the Securities and Exchange Commission.

Item 7.01	Regulation F-D Disclosure.

On December 19, 2022, the Company issued a press release announcing entry into the Purchase Agreement and the Transaction described in Item 2.01 of this Report. A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated by reference herein. The information in such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses or funds acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not included in this Report . The Company will file these financial statements by an amendment to this Report within the period permitted by Item 9.01(a).

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(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this Report . The Company will file this pro forma financial information by an amendment to this Report within the period permitted by Item 9.01(b).

(d)	Exhibits.

Exhibit Number	Description

2.1	Asset Purchase Agreement dated December 16, 2022 by and among Interlink Electronics, Inc., SPEC Sensors, LLC, KWJ Engineering, Inc., and the members of SPEC and shareholders of KWJ.*

99.1	Press Release Issued by Interlink Electronics, Inc. dated December 19, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Interlink will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Interlink may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2022	INTERLINK ELECTRONICS, INC.

	By:	/s/ Ryan J. Hoffman
Ryan J. Hoffman
Chief Financial Officer

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